SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

              Soliciting Material Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                                 (Amendment No.)

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    Rule 14a-6(e)(2))
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[X] Soliciting Material Pursuant to Rule 14a-12


                           ELITE PHARMACEUTICALS, INC.
                           ---------------------------
                (Name of Registrant as Specified In Its Charter)

                                       N/A
           (Name of Person(s) Filing Consent Revocation Statement, if
                             other than Registrant)

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pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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                               [Elite Letterhead]


September 9, 2002

                  FREEDMAN GROUP SEEKS "VALUE" ONLY FOR ITSELF

Dear Stockholder:

     Harris Freedman, Sharon Will, Michael H. Freedman and the other entities that they control (the "Freedman Group") have initiated a disruptive and costly solicitation contest to remove -- without cause --- all of the independent members of your Board of Directors and to install themselves in their place. The Freedman Group refers to themselves as the "Elite Value Committee", but the Freedman Group is not affiliated with your Company, and its members do not seek "value" for anyone other than themselves.

     WE CAUTION YOU NOT TO SIGN ANY CONSENT CARD YOU MAY RECEIVE FROM THE FREEDMAN GROUP BEFORE YOU CONSIDER ALL OF THE PERTINENT INFORMATION.

     Your Board of Directors is writing this letter to correct some of the numerous mistakes and omissions from the Freedman Group's solicitation materials and to provide you with information that should be considered before you decide how to vote.

     Your Board of Directors believes that the real purpose of the Freedman Group's solicitation is to extend the term of warrants, a substantial portion of which are held by members of the Freedman Group, thereby increasing the value of their warrants, at a significant cost to other stockholders. In the opinion of two independent outside accounting firms, extending the warrants as contemplated by the Freedman Group would result in a charge of at least $1,000,000, nearly as much as the Company's total revenues during fiscal 2002. Your Board of Directors believes that the Freedman Group, which has no experience in the management and operation of a pharmaceutical discovery and development company, is not interested in the business and prospects of the Company.

     The Freedman Group attempts to disguise their real objective by calling on the Company to take various actions, many of which are already being considered by your Board of Directors. When boiled down to its essential elements, the Freedman Group's solicitation is nothing more than a blatant attempt to take control of your company so that the members of the Freedman Group can enrich themselves at the expense of other stockholders.

                              WHAT YOU SHOULD KNOW

     Your Board of Directors has already addressed most of the "proposals" made by the Freedman Group:

     Freedman Group "Proposal"                       Company Action

Increase management depth by            For more than six months, the Company
appointing qualified business           has been searching for a qualified
development, operating and              business development executive with
financial personnel                     relevant industry experience. The
                                        Company has a qualified chief financial
                                        officer in place. If and when the
                                        Company's operations grow


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

                                        to a point that the services of a
                                        full-time CFO are required, the Company
                                        will hire one. Similarly, the Company
                                        plans to hire a full-time operations
                                        person once the Company's operations
                                        have grown to a level that justifies the position.

Expand the expertise of the Board       The Company has been and continues to be
of Directors                            open to expanding the Board of Directors
                                        to include qualified, truly independent
                                        candidates whose skills complement those of the existing members of your Board.

Retain an investment bank               The Company has met with representatives
                                        from numerous investment banks and has
                                        entered into discussions regarding the
                                        potential engagement of a financial
                                        advisor.

     The Freedman Group's solicitation materials are misleading and hide Mr. Freedman's true agenda. The Company has instituted litigation against the members of the Freedman Group and certain related parties in the United States District Court for the District of New Jersey.

     The Freedman Group's solicitation materials contain numerous omissions and mistakes, including the following:

    What the Freedman Group Says                What They Don't Tell You

Extending the term of the warrants      The Freedman Group will profit from the
will provide substantial capital        extension of the warrants even if the
resources to Elite if its stock         warrants are never exercised.
price rises.
                                        The Freedman Group would have no
                                        obligation to exercise their warrants
                                        and can sell them in the open market,
                                        thereby enriching themselves with no
                                        benefit to the Company.

                                        Extending the warrants will cause the
                                        Company to incur a charge of more than
                                        $1,000,000, thereby potentially
                                        negatively impacting the stock price.

                                        Depending on the price of the Company's
                                        stock, additional capital, if needed,
                                        could be raised more cheaply through
                                        other methods, such as a rights offering to existing stockholders or a secondary offering to the public.

Members of the Freedman Group have      Harris Freedman was convicted of
extensive experience in private and     securities fraud.
public investment and business
management.                             Harris Freedman was convicted of
                                        directly misleading investors.

                                        Harris Freedman was barred from
                                        associating with


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

                                        a broker dealer because of securities
                                        law violations, including misleading
                                        investors.

                                        Harris Freedman has served as a
                                        "promoter" of a number of companies.

                                        Harris Freedman has been sued by
                                        investors of companies he promoted for
                                        securities fraud.

                                        No member of the Freedman Group has
                                        experience in the operations or
                                        management of a pharmaceutical discovery and development company.

Entities affiliated with Harris         The consulting arrangements with Mr.
Freedman and Sharon Will provided       Freedman and Ms. Will were terminated as
financial consulting and investor       a result of poor performance and concern
relations services to the Company       over Mr. Freedman's and Ms. Will's prior
                                        activities and motivations.

The Freedman Group is committed to      The Freedman Group's only real interest
maximizing stockholder value.           is in enriching themselves at the
                                        expense of other stockholders by
                                        extending the terms of the warrants.

                                        The Freedman Group has instituted a
                                        costly and unproductive consent
                                        solicitation two months before the
                                        Company's annual meeting rather than
                                        seek to have stockholders elect a new
                                        slate of directors at the annual
                                        meeting. According to the filed
                                        solicitation materials, the overall
                                        costs of the solicitation for both sides will be approximately $300,000. Harris Freedman has stated that he will seek reimbursement from the Company for his expenses if his solicitation is successful.

                                        Adopting all of the Freedman Group's
                                        proposals would result in significant
                                        charges and expenses for the Company at
                                        a time when the Company needs to husband its resources.

                                        Harris Freedman has threatened to "wreck the Company" if his solicitation is unsuccessful.

     The Freedman Group says that their nominees can do a better job of managing the Company than your independent, duly elected Board of Directors. However, over the past two years, Elite's stock price has outperformed that of two other companies Harris Freedman and Sharon Will have been associated with, Amplidyne, Inc. (AMPD) and Hemispherx Biopharma, Inc. (HEB). We urge you to examine the performance of these companies in your evaluation of the purported capabilities of the Freedman Group.

     Are these the types of individuals you want running your company? Your current Board is fighting vigorously to ensure the future of Elite, but WE NEED YOUR HELP!


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

     On behalf of the Board of Directors, thank you for your continued interest and support in your company.

Very truly yours,

/s/ Atul M. Mehta

Atul M. Mehta, Ph.D.
President and Chief Executive Officer
For The Board of Directors

THIS LETTER IS NOT A CONSENT REVOCATION STATEMENT. THE BOARD OF DIRECTORS IS NOT SOLICITING ANY AUTHORIZATION, CONSENT OR REVOCATION THROUGH THIS LETTER. ON SEPTEMBER 4, 2002, THE COMPANY FILED A REVISED PRELIMINARY CONSENT REVOCATION STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC"). THE BOARD OF DIRECTORS EXPECTS TO FILE A DEFINITIVE CONSENT REVOCATION STATEMENT WITH THE SEC IN THE NEAR FUTURE. PLEASE READ THE DEFINITIVE CONSENT REVOCATION STATEMENT CAREFULLY WHEN IT IS AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.

YOU MAY OBTAIN FOR FREE A COPY OF THE REVISED PRELIMINARY CONSENT REVOCATION STATEMENT, THE DEFINITIVE CONSENT REVOCATION STATEMENT (WHEN IT IS AVAILABLE) AND ANY OTHER RELEVANT DOCUMENTS AT THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. YOU ALSO MAY OBTAIN A FREE COPY OF THE DEFINITIVE CONSENT REVOCATION STATEMENT AND CONSENT REVOCATION (WHEN THEY ARE AVAILABLE) FROM THE COMPANY AT:

                    GEORGESON SHAREHOLDER COMMUNICATIONS INC.
                    17 STATE STREET, NEW YORK, NEW YORK 10004
                           TOLL FREE TEL: 866-297-1267
                               FAX: 212-440-9009.

INFORMATION REGARDING THE NAMES, AFFILIATIONS AND INTERESTS OF PERSONS WHO MAY BE DEEMED TO BE PARTICIPANTS IN OUR SOLICITATION OF CONSENT REVOCATIONS FROM THE COMPANY'S STOCKHOLDERS IS AVAILABLE IN THE REVISED PRELIMINARY CONSENT REVOCATION STATEMENT FILED WITH THE SEC ON SEPTEMBER 4, 2002.


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